Exhibit 99

Sypris Reports Third Quarter Results

Gross Margin Expands 480 Basis Points

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 12, 2019--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended September 29, 2019. Having completed a series of strategic initiatives over the past several years, Sypris Solutions is now better positioned to achieve long-term growth and a return to profitable operations. These steps have included reducing and realigning its cost structure while diversifying its book of business in terms of both customers and markets.

Results for the third quarter of 2019 reflected year-over-year gains in revenue and gross margin; however, our performance was impacted by lower than expected shipments for Sypris Electronics that related primarily to two specific supply chain challenges early in the quarter. Sypris Technologies delivered another profitable quarter with gross margin of 16.1% compared with 8.9% in the prior year.

HIGHLIGHTS
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  The Company’s third quarter 2019 consolidated revenue increased 5.5% to $22.3 million compared with the prior-year quarter, while gross margin increased 480 basis points to 10.5% and gross profit increased 93.5% to $2.3 million, up from $1.2 million in the prior year.
  Revenue for Sypris Technologies increased 5.4% to $15.7 million during the quarter compared to the prior-year period, while gross margin increased 720 basis points to 16.1% from the third quarter of 2018.
  Revenue for Sypris Electronics increased 5.7% to $6.6 million during the quarter compared to the prior-year period while gross margin was down slightly for the comparable quarterly period.
  During the quarter, Sypris Electronics announced that it has received a multi-year contract award from Northrop Grumman Corporation to manufacture a variety of mission-critical electronic assemblies for a large government Department of Defense program, with production beginning in 2019 and continuing into 2021.
  During the quarter, Sypris Technologies announced that it has received significant orders for its Tube Turns® branded closures for use on the Future Growth Project-Wellhead Pressure Management Project in Kazakhstan and the Coastal GasLink Pipeline Project in British Columbia, Canada. Production will begin in 2019 and continue into 2020.
  Subsequent to quarter-end, the Company announced two long-term supply agreements for Sypris Technologies to produce certain components for use in a new automotive transmission and the transmission of a leading all-terrain and powersports recreational vehicle series.
  The Company announced its financial guidance for the fourth quarter of 2019, with revenue forecasted to be in the range of $23-$25 million and gross margin in the range of 15%-17% with both business segments forecasted to register solid profitability. The Company now expects to achieve revenues of $89-$91 million for the year and gross margin of 11%-12%.
  The Company’s preliminary outlook for 2020 includes revenue of $95-$105 million, representing 11% year-over-year growth at the midpoint, gross margin of 15%-17% and a return to profitability on a consolidated basis.

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“We are pleased with the year-over-year revenue growth at Sypris Technologies,” commented Jeffrey T. Gill, president and chief executive officer. “Shipments of energy related products remained strong in the quarter, reflecting demand from domestic as well as international customers. Sales within the commercial vehicle market also performed well in spite of signals of reduced demand due to Class 8 production ramping down beginning late in the third quarter. Our margins for both the quarter and year-to-date periods have been impacted by additional costs associated with implementing the processes and equipment infrastructure for new programs launching this year, but are not expected to carry over into 2020.

“The financial results of Sypris Electronics were affected during the third quarter by two discrete material issues which resulted in lower shipment levels than planned. The first issue involved a temporary interruption in the supply of a coating applied by a subcontractor to one of the components used on a high volume program. The second issue involved a delay in the prime contractor’s approval of a substitute component on a program after our customer had previously approved the component. Both of these issues were resolved late in the third quarter allowing shipments to rebound to normal run rates by quarter end.”

Concluding, Mr. Gill said, “While we continue to onboard new programs in each of our primary markets, we adjusted our guidance for 2019 to reflect the supply chain challenges that dampened revenue in the third quarter and softer demand beginning in the fourth quarter in the commercial vehicle market. Our customer base and the markets we serve are considerably more diversified than at any point in our recent history and we are confident we can offset the cyclical market volatility with new program revenue as we approach our 2020 business planning cycle.”

Third Quarter Results

The Company reported revenue of $22.3 million for the third quarter, compared to $21.1 million for the prior-year period. Additionally, the Company reported a net loss of $1.6 million, or $0.07 per share, compared to a net loss of $2.3 million, or $0.11 per share, for the prior-year period.

For the nine months ended September 29, 2019, the Company reported revenue of $66.3 million compared with $64.0 million for the first nine months of 2018. The Company reported a net loss for the nine-month period of $3.1 million, or $0.15 per share, compared with a net loss of $3.3 million, or $0.16 per share, for the prior-year period. Results for the nine months ended September 29, 2019, include a gain of $1.5 million in connection with a contract settlement with one of its customers and a gain of $0.5 million on the sale of excess equipment. Results for the nine months ended September 29, 2018, included an insurance recovery gain of $2.3 million, which was partially offset by a loss of $0.2 million on the sale of excess equipment.

Sypris Technologies

Revenue for Sypris Technologies was $15.7 million in the third quarter, compared to $14.9 million for the prior-year period, primarily reflecting an increase in energy related product sales and price increases for a commercial vehicle program implemented during the fourth quarter of 2018. Gross profit for the quarter was $2.5 million, or 16.1% of revenue, compared to $1.3 million, or 8.9% of revenue, for the same period in 2018.

Sypris Electronics

Revenue for Sypris Electronics was $6.6 million in the third quarter, compared to $6.2 million for the prior-year period. Revenue for the quarter was affected by the supply chain issues previously discussed which also drove gross profit lower than expected. Gross profit for the quarter was a loss of $0.2 million compared to a loss of $0.1 million for the prior-year period. Gross profit for the quarter further included the impact of inventory related charges of $0.3 million for a quarter-end physical inventory adjustment and excess and obsolete inventory reserves of $0.1 million.

Outlook

Commenting on the future, Mr. Gill added, “We anticipate new contract awards in each of our targeted markets for energy, automotive, commercial vehicle, and aerospace and defense products as well as new electronics programs.

“The recent demand volatility in the commercial vehicle market is anticipated to put downward pressure on volumes as we enter the fourth quarter of 2019. However, the ramp up of the recently announced new programs is expected to mitigate the softness coming from the commercial vehicle market. The energy market continues to benefit from strong oil and natural gas infrastructure development providing opportunities to grow revenue from our product offerings. Both the House and Senate versions of the Fiscal Year 2020 National Defense Authorization Act would provide over $700 billion of funding for the Department of Defense. Maintaining defense spending at this level is expected to support program growth and market expansion for aerospace and defense participants during the coming year.

“Our revenue outlook for the fourth quarter is forecasted to be in the range of $23-$25 million and gross margin is forecasted to be in the range of 15%-17%. Our preliminary outlook for 2020 includes revenue of $95-$105 million and gross margin continuing in the range of 15%-17%.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the quantitative effects of the restatement of our previously issued unaudited consolidated interim financial statements as of and for the quarter ended March 31, 2019; the effectiveness of our internal control over financial reporting and our disclosure controls and procedures; our failure to return to profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; dependence on, retention or recruitment of key employees; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; our reliance on a few key customers, third party vendors and sub-suppliers; continued shortages and extensive lead-times for electronic components; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; our inability to develop new or improved products or new markets for our products; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our ability to maintain compliance with the NASDAQ listing standards; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	September 29,	September 30,
	2019	2018
	(Unaudited)
Revenue	$22,259	$21,101
Net loss	$(1,557)	$(2,336)
Loss per common share:
Basic	$(0.07)	$(0.11)
Diluted	$(0.07)	$(0.11)
Weighted average shares outstanding:
Basic	20,941	20,555
Diluted	20,941	20,555

	Nine Months Ended
	September 29,	September 30,
	2019	2018
	(Unaudited)
Revenue	$66,267	$64,014
Net loss	$(3,090)	$(3,317)
Loss per common share:
Basic	$(0.15)	$(0.16)
Diluted	(0.15)	(0.16)
Weighted average shares outstanding:
Basic	20,829	20,497
Diluted	20,829	20,497

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$15,654	$14,852	$48,673	$44,686
Sypris Electronics	6,605	6,249	17,594	19,328
Total net revenue	22,259	21,101	66,267	64,014
Cost of sales:
Sypris Technologies	13,140	13,523	40,892	39,320
Sypris Electronics	6,793	6,376	18,200	18,527
Total cost of sales	19,933	19,899	59,092	57,847
Gross profit (loss):
Sypris Technologies	2,514	1,329	7,781	5,366
Sypris Electronics	(188)	(127)	(606)	801
Total gross profit	2,326	1,202	7,175	6,167
Selling, general and administrative	3,148	2,942	10,206	9,261
Severance, relocation and other costs	190	274	391	1,088
Operating loss	(1,012)	(2,014)	(3,422)	(4,182)
Interest expense, net	227	231	676	665
Other expense (income), net	286	56	(1,156)	(1,651)
Loss before taxes	(1,525)	(2,301)	(2,942)	(3,196)
Income tax expense, net	32	35	148	121
Net Loss	$(1,557)	$(2,336)	$(3,090)	$(3,317)
Loss per common share:
Basic	$(0.07)	$(0.11)	$(0.15)	$(0.16)
Diluted	$(0.07)	$(0.11)	$(0.15)	$(0.16)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,941	20,555	20,829	20,497
Diluted	20,941	20,555	20,829	20,497

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 29,	December 31,
	2019	2018
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,053	$10,704
Accounts receivable, net	8,668	9,881
Inventory, net	20,566	18,584
Other current assets	4,672	4,755
Assets held for sale	1,288	1,474
Total current assets	42,247	45,398
Property, plant and equipment, net	13,262	14,655
Operating lease right-of-use assets	7,123	-
Other assets	1,599	1,515
Total assets	$64,231	$61,568
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,098	$13,427
Accrued liabilities	16,557	14,965
Operating lease liabilities, current portion	820	-
Finance lease obligations, current portion	666	593
Total current liabilities	28,141	28,985

Note payable - related party	6,460	6,449
Operating lease liabilities, net of current portion	7,131	-
Finance lease obligations, net of current portion	2,535	2,804
Other liabilities	6,552	8,496
Total liabilities	50,819	46,734
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
21,324,618 shares issued and 21,308,426 outstanding in 2019 and
21,414,374 shares issued and 21,398,182 outstanding in 2018	214	214
Additional paid-in capital	154,640	154,388
Accumulated deficit	(116,574)	(114,926)
Accumulated other comprehensive loss	(24,868)	(24,842)
Treasury stock, 16,192 in 2019 and 2018	-	-
Total stockholders’ equity	13,412	14,834
Total liabilities and stockholders’ equity	$64,231	$61,568

Note: The balance sheet at December 31, 2018, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	September 29,	September 30,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,090)	$(3,317)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,106	1,988
Stock-based compensation expense	389	493
Deferred loan costs recognized	11	11
Net (gain) loss on the sale of assets	(467)	241
Insurance recovery gain	-	(2,275)
Provision for excess and obsolete inventory	503	(125)
Non-cash lease expense	541	-
Other noncash items	(122)	127
Contributions to pension plans	(348)	(77)
Changes in operating assets and liabilities:
Accounts receivable	1,198	(2,164)
Inventory	(2,485)	(2,184)
Prepaid expenses and other assets	23	(2,681)
Accounts payable	(3,314)	4,007
Accrued and other liabilities	1,908	4,891
Net cash used in operating activities	(3,147)	(1,065)
Cash flows from investing activities:
Capital expenditures	(553)	(1,321)
Proceeds from sale of assets	653	1,388
Insurance proceeds for recovery of property damage, net	-	2,275
Net cash provided by investing activities	100	2,342
Cash flows from financing activities:
Capital lease payments	(466)	(691)
Indirect repurchase of shares for minimum statutory tax withholdings	(138)	(107)
Net cash used in financing activities	(604)	(798)
Net (decrease) increase in cash and cash equivalents	(3,651)	479
Cash and cash equivalents at beginning of period	10,704	8,144
Cash and cash equivalents at end of period	$7,053	$8,623

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000